Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the captions “Experts” and to the use of our reports dated June 6, 2002, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Columbus McKinnon Corporation dated June 11, 2002.

/s/  Ernst & Young LLP

Buffalo, New York
June 11, 2002